UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2013

American Realty Capital Trust IV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-180274	32-0372241
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 15, 2013, American Realty Capital Trust IV, Inc. (the “Company”) announced that it had notified its selling group members that, through March 13, 2013, the Company had raised $915.7 million under its primary offering. The Company’s primary offering will close on the earlier to occur of (i) June 8, 2014 or (ii) the sale of the maximum of $1.5 billion under its primary offering (plus any available common stock available under its $237.5 million distribution reinvestment plan). The average weekly equity raise over the past month suggests that the Company will reach its maximum offering and close to new investments no later than early spring 2013. In line with its best practices, the Company will close its offering as originally sized and will not raise additional capital through a follow-on offering.

Accordingly, on March 15, 2013, Realty Capital Securities, LLC, as dealer manager for the Company, sent a letter relating to this announcement to due diligence officers and financial advisors. A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter to Due Diligence Officers and Financial Advisors, dated March 15, 2013

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

Date: March 15, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors

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